Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement (No. 333-201366) on Form S-3 of Karyopharm Therapeutics Inc. of our report dated March 21, 2014, relating to our audit of the consolidated financial Statements as of and for each of the years in the two-year period ended December 31, 2013, incorporated by reference in the Prospectus, which is part of such Registration Statement, and to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ RSM US LLP

Boston, Massachusetts

March 15, 2016